Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MAJESCO ENTERTAINMENT COMPANY", CHANGING ITS NAME FROM "MAJESCO ENTERTAINMENT COMPANY" TO "POLARITYTE, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JANUARY, A.D. 2017, AT 4:34 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TENTH DAY OF JANUARY, A.D. 2017 AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2894506 8100
SR# 20170130260

Authentication: 201841653
Date: 01-09-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:34 PM 01/09/2017
FILED 04:34 PM 01/09/2017
SR 20170130260 - File Number 2894506

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
MAJESCO ENTERTAINMENT COMPANY

Majesco Entertainment Company (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: The name of the Corporation is Majesco Entertainment Company and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on May 8, 1998, and the date of filing of its Restated Certificate of Incorporation was June 13, 2005.

SECOND: The Board of Directors of the Corporation duly adopted, in accordance with Section 242 of the General Corporation Law of the State of Delaware, a resolution proposing and declaring advisable the following amendment to Article FIRST of the Certificate of Incorporation of said Corporation:

FIRST: The name of the corporation is PolarityTE, Inc. (the "Corporation").

THIRD: This Amendment to the Certificate shall be effective at 5:00 p.m. Eastern Time on January 10, 2017.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Restated Certificate of Incorporation of the Corporation to be duly executed by the undersigned this 9th day of January, 2017.

John Stetson

John Stetson, CFO